STOEL RIVES LLP                     EXHIBIT 5
                                 ---------------
                                    ATTORNEYS

                            Standard Insurance Center
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                            Telephone (503) 224-3380
                               Fax (503) 220-2480
                               TDD (503) 221-1045



                                  July 11, 1997


Sequent Computer Systems, Inc
15450 SW Koll Parkway
Beaverton, OR  97006-5700


     We have acted as counsel for Sequent Computer Systems, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 6,037,500 shares of Common Stock of the Company being sold by the Company, which number includes 787,500 shares subject to an overallotment option granted by the Company to the underwriters, and 1,050,561 shares being sold by certain selling shareholders (collectively, the "Shares"). We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

         Based on the foregoing, it is our opinion that:

     (i) The Company is a corporation existing under the laws of the State of Oregon;

     (ii) The Shares have been duly authorized;

     (iii) The Shares to be sold by the Company, when issued and sold in the manner described in the Registration Statement and in accordance with resolutions adopted by the Board of Directors of the Company, and when payment therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable; and

     (iv) The currently outstanding Shares to be sold by the selling shareholders have been legally issued and are fully paid and nonassessable; and

     (v) The Shares to be sold by a selling shareholder upon conversion of the Company's Convertible Notes, when converted in accordance with the terms of the applicable Note Purchase Agreement, will be legally issued, fully paid and nonassessable.

June 19, 1995
Page 2

     We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        STOEL RIVES LLP